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                                                                    EXHIBIT 4.3


                             CERTIFICATE OF TRUST

                                      OF

                          INDEPENDENT CAPITAL TRUST I

         This Certificate of Trust is being executed as of April 28, 1997 for the purposes of organizing a business trust pursuant to the Delaware Business Trust Act, 12 Del. C. Sections 3801 et seq. (the "Act").

         The undersigned hereby certifies as follows:

         1. NAME. The name of the business trust is "Independent Capital Trust I" (the "Trust").

         2. DELAWARE TRUSTEE. The name and business address of the Delaware resident trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

         The Bank of New York (Delaware)
         23 White Clay Center
         Route 273
         Newark, Delaware 19711

         3. EFFECTIVE. This Certificate of Trust shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.

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         IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have duly executed this Certificate of Trust as of the day and year first above written.


                                                  THE BANK OF NEW YORK
                                                     (DELAWARE),
                                                  as Delaware Trustee

                                                  By: /s/ Mary Jane Morrissey
                                                     ------------------------
                                                  Name:  Mary Jane Morrissey
                                                       ----------------------


                                                  ADMINISTRATIVE TRUSTEE

                                                  By: /s/ Douglas H. Philipsen
                                                     ------------------------
                                                  Name:  Douglas H. Philipsen


                                                  ADMINISTRATIVE TRUSTEE

                                                  By: /s/ Richard J. Seaman
                                                     ------------------------
                                                  Name:  Richard J. Seaman


                                                  ADMINISTRATIVE TRUSTEE

                                                  By: /s/ Russell N. Viau
                                                     ------------------------
                                                  Name:  Russell N. Viau


                                                  INDEPENDENT BANK CORP.,
                                                  as Sponsor

                                                  By: /s/ Douglas H. Philipsen
                                                     ------------------------
                                                  Name:  Douglas H. Philipsen
                                                  Title: President


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